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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated August 23, 2005, relating to the financial statements and financial highlights which appear in the June 30, 2005 Annual Report to Shareholders of Nuveen NWQ Small-Cap Value Fund, Nuveen NWQ Global Value Fund and Nuveen NWQ Value Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such registration statement.

PricewaterhouseCoopers LLP

Chicago, Illinois
October 27, 2005